Exhibit 10.9

StoneBridge Acquisition II Corporation

One World Trade Center, Suite 8500
New York, New York 10007

April 21, 2025

Stonebridge Acquisition Sponsor II LLC

One World Trade Center, Suite 8500

New York, New York 10007

RE:	Amended Securities Subscription Agreement

Ladies and Gentlemen:

StoneBridge Acquisition II Corporation, a Cayman Islands exempt company (the “Company”), is pleased to accept the amended offer Stonebridge Acquisition Sponsor II LLC, a Delaware limited liability company (the “Subscriber”), has made to subscribe for and purchase 1,916,667 Class B ordinary shares of the Company (the “Shares”), US$0.0001 par value per share (the “Class B Ordinary Shares”), up to 250,000 of which are subject to complete or partial forfeiture by the Subscriber if the underwriters of the Company’s initial public offering (“IPO”) of units do not fully exercise their over-allotment option (the “Over-allotment Option”). For the purposes of this Amended Securities Subscription Agreement (this “Agreement”), references to “Ordinary Shares” are to, collectively, the Class B Ordinary Shares and the Company’s Class A ordinary shares, US$0.0001 par value per share (the “Class A Ordinary Shares”). Pursuant to the Company’s memorandum and articles of association (as may be amended or amended and restated, the “Articles”), Class B Ordinary Shares will convert into Class A Ordinary Shares on a one-for-one basis, subject to adjustment, upon and subject to the terms and conditions set forth in the Articles. Unless the context otherwise requires, as used herein “Shares” shall be deemed to include any Class A Ordinary Shares issued upon conversion of the Class B Ordinary Shares comprising the Shares.

The Company and the Subscriber’s agreements regarding such Shares are as follows:

1. Purchase of Shares.

For the sum of US$25,000, which the Company acknowledges as having previously been received by it or on its behalf, in cash, in anticipation of the subscription for and issuance of the Shares, the Company hereby sells and issues the Shares to the Subscriber, and the Subscriber hereby subscribes for and purchases the Shares from the Company, subject to forfeiture, on the terms and subject to the conditions set forth in this Agreement. Concurrently with the Subscriber’s execution of this Agreement, the Company shall cancel 3,833,333 Class B Ordinary Shares previously issued to the Subscriber based on the Securities Subscription Agreement dated August 27, 2024. In addition, the Company shall, at its option, deliver to the Subscriber a certificate registered in the Subscriber’s name representing the Shares (the “Amended Certificate”) or effect such delivery in book-entry form. All references in this Agreement to shares of the Company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law.

2. Representations, Warranties and Agreements.

2.1 Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1 Formation and Authority. The Subscriber is a Delaware limited liability company, duly formed and validly existing and in good standing under the laws of Delaware and possesses all requisite power and authority to purchase the Shares, enter into this Agreement and to perform all of the obligations required to be performed by the Subscriber under this Agreement, and such purchase will not contravene any law, rule or regulation binding on the Subscriber or any investment guideline or restriction applicable to the Subscriber.

2.1.2 Due Execution. This Agreement has been duly executed and delivered by the Subscriber, and assuming due and valid authorization, execution and delivery by the Company is a legal, valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation or breach of, or default under, any provision of the Subscriber’s organizational documents (including, without limitation, the certificate of formation of the Subscriber and the limited liability company agreement or operating agreement or other similar agreement of the Subscriber), (ii) conflict with or result in a violation or breach of any provision of any law, statute, rule, regulation or governmental order applicable to the Subscriber, or (iii) require the consent, notice, or other action by any person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under any contract, agreement, indenture or instrument to which the Subscriber is a party or by which the Subscriber is bound or to which any of Subscriber’s properties and assets are subject.

2.1.4 No Government Recommendation or Approval. The Subscriber understands that no U.S. federal or state agency or any governmental agency of any other jurisdiction has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of this investment.

2.1.5 Experience, Financial Capability and Suitability. The Subscriber is familiar with the business of or proposed to be done by the Company. The Subscriber understands and accepts that the purchase of the Shares and an investment in the Company involves various risks. The Subscriber has such knowledge, skill and experience in business, financial and investment matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Company and the Shares and making an informed investment decision with respect thereto. The Subscriber has consulted its own advisers with respect to its proposed investment in the Shares and the Company. With the assistance of the Subscriber’s own professional advisors, to the extent that the Subscriber has deemed appropriate, the Subscriber has made its own legal, tax, accounting, and financial evaluation of the merits and risks of an investment in the Shares and the Company, and the consequences of entering into this Agreement. The Subscriber has considered the suitability of the Shares as an investment in light of its own circumstances and financial condition and the Subscriber is able to bear the risks associated with an investment in the Shares and the Company, including the risk of a loss of the Subscriber’s entire investment in the Shares. The Subscriber further understands that it may not be possible to liquidate the Shares and that the Subscriber may have to hold, and bear the economic risks of its investment in the Shares, for an indefinite period of time.

2.1.6 Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Shares and the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Subscriber has relied solely on the Subscriber’s own knowledge and understanding of the Company and its business based upon the Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. The Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and the Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.7 No Registration. The Subscriber understands and acknowledges that the Shares are not registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the U.S. Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

2.1.8 Exempt Offering. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act, and acknowledges the sale contemplated hereby is being made in reliance on specific exemptions under the provisions of the U.S. Securities Act and applicable state securities laws which depend, in part, upon the investment intent of the Subscriber and of the other representations made by the Subscriber in this Agreement. The Subscriber understands that the Company is relying upon the representations and agreements contained in this Agreement for the purpose of determining whether this transaction meets the requirements for such exemptions.

2.1.9 Investment Purposes. The Subscriber is purchasing the Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the U.S. Securities Act, including but not limited to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

2.1.10 Restrictions on Transfer; Shell Company. The Subscriber understands the Shares are being offered in a transaction not involving a public offering within the meaning of the U.S. Securities Act. The Subscriber understands the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act and the Subscriber understands that the certificates or book-entries representing the Shares will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the U.S. Securities Act, or (ii) an available exemption from registration. The Subscriber agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Shares. The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Shares until one year following consummation of the initial business combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.2 Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1 Incorporation and Corporate Power. The Company is a Cayman Islands exempted company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Company under this Agreement.

2.2.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not violate, conflict with or constitute a default under (i) the Articles, (ii) any contract, agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

2.2.3 Title to Shares. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Articles, and registration in the register of members of the Company, the Shares will be duly and validly issued as fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Articles the Subscriber will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder, under the Articles and under the other agreements to which the Shares may be subject, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4 No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement.

3. Forfeiture of Shares.

3.1 Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the underwriters of the IPO is not exercised in full, the Subscriber acknowledges and agrees that it (and, if applicable, any transferee of Shares) shall automatically forfeit any and all rights to such number of Shares (up to an aggregate of 250,000 Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Subscriber (and any such transferees) will own an aggregate number of Shares (not including Class A Ordinary Shares issuable upon exercise of any private placement units or any securities purchased by the Subscriber in the IPO or in the aftermarket) equal to 25% of the issued and outstanding Ordinary Shares immediately following the IPO.

3.2 Termination of Rights as Shareholder. If any of the Shares are forfeited in accordance with this Section 3, then after such time the Subscriber (or successor in interest), shall no longer have any rights as a holder of such forfeited Shares, and the Company shall take such action as is appropriate to cancel such forfeited Shares.

4. Waiver of Liquidation Distributions; Redemption Rights.

In connection with the Shares purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Subscriber purchases securities in the IPO or in the aftermarket, any Class A Ordinary Shares so purchased (the “Public Shares”) shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Subscriber have the right to redeem any Ordinary Shares held by it in exchange for funds held in the Trust Account except Public Shares redeemed by the Company in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination.

5. Restrictions on Transfer.

5.1 Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) dated on or prior to the closing of the IPO by and between the Subscriber and the Company, the Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (i) a registration statement on the appropriate form under the U.S. Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (ii) the Company shall have received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the U.S. Securities Act and the rules promulgated by the U.S. Securities and Exchange Commission thereunder and with all applicable state securities laws.

5.2 Lock-up. The Subscriber acknowledges that the Shares will be subject to lock-up provisions (the “Lock-up”) contained in the Insider Letter.

5.3 Restrictive Legends. All certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

5.4 Additional Shares or Substituted Securities. In the event of the declaration of a share capitalization, the declaration of an extraordinary dividend payable in a form other than Ordinary Shares, a spin-off, a share sub-division, a share consolidation, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Ordinary Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Ordinary Shares subject to this Section 5 and Section 3.

5.5 Registration Rights. The Subscriber acknowledges that the Shares are being purchased pursuant to an exemption from the registration requirements of the U.S. Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration rights agreement to be entered into with the Company prior to the closing of the IPO (the “Registration Rights Agreement”).

6. Other Agreements.

6.1 Further Assurances. The Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2 Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) calendar days after mailing if sent by mail.

6.3 Entire Agreement. This Agreement, together with the Insider Letter to be entered into between the Subscriber and the Company and the Registration Rights Agreement, each substantially in the form to be filed as an exhibit to the registration statement relating to the IPO, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.

6.4 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5 Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6 Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.7 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

6.9 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12 No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify the other from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

7. Voting and Tender of Shares.

The Subscriber agrees to vote the Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s shareholders and shall not seek repurchase or redemption with respect to any of the Shares. Additionally, the Subscriber agrees not to tender any Shares in connection with a tender offer presented to the Company’s shareholders in connection with an initial business combination negotiated by the Company.

8. Indemnification.

Each party shall indemnify the other against any loss, cost or damages (including reasonable attorneys’ fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

STONEBRIDGE ACQUISITION II CORPORATION

By:	/s/ Bhargava Marepally
	Name:	Bhargava Marepally
	Title:	Director

Accepted and agreed, April 21, 2025

Stonebridge Acquisition Sponsor II LLC

By:	BP SPAC SPONSOR II LLC, its sole member

/s/ Bhargava Marepally
	Name:	Bhargava Marepally
	Title:	Managing Member

/s/ Prabhu Antony
	Name:	Prabhu Antony
	Title:	Managing Member

[Signature page to Sponsor Subscription Agreement]